Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. § 1350)

We, Stephen G. Luke, the President and Chief Executive Officer of Nationwide Financial Solutions, Inc. (the “Company”), and Daren R. Dierich, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

A)

the Annual Report of the Company on Form 10-KSB for the period ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

B)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Darren R. Dierich	By: /s/ Stephen G. Luke
Darren R. Dierich	Stephen G. Luke
Secretary, Principal Accounting Officer	President and Chief Executive Officer
and Chief Financial Officer

October 10, 2005